Exhibit 99.(e)

DISTRIBUTION AGREEMENT

TCW PREMIER FUNDS
865 South Figueroa Street
Suite 1800
Los Angeles, CA 90017

December     , 2002

TCW Brokerage Services
865 South Figueroa Street
Suite 1800
Los Angeles, CA 90017

Ladies and Gentlemen:

      This is to confirm that, in consideration of the agreements hereinafter contained, the undersigned, TCW Premier Funds, a Delaware business trust (the “Trust”), has agreed that you shall be, for the period of this Agreement, a nonexclusive distributor of shares of each series of the Trust listed in Exhibit A hereto (each, a “Fund”, and together, the “Funds”).

1.    Services as Distributor

1.1  You will act as a nonexclusive agent for the distribution of shares of each Fund covered by, and in accordance with, the registration statement and prospectus then in effect under the Securities Act of 1933, as amended (the “1933 Act”), and the Investment Company Act of 1940, as amended (the “1940 Act”), and will transmit promptly any orders received and accepted by you for purchase or redemption of shares of the Fund to PFPC Inc. or any successor as Transfer Agent for the Trust of which the Trust has notified you in writing.

1.2  You agree to process orders for the sale of shares of each Fund, but you shall have no obligation to solicit orders for the sale of shares of each Fund.

1.3  You shall act as a nonexclusive distributor of the shares of each Fund in compliance with all applicable laws, rules and regulations, including, without limitation, all rules and regulations made or adopted pursuant to the 1940 Act by the Securities and Exchange Commission (the “Commission”) or any securities association registered under the Securities Exchange Act of 1934, as amended.

1.4  Whenever in their judgment such action is warranted by market, economic of political conditions, or by abnormal circumstances of any kind, the Trust’s officers may decline to accept any orders for, or make any sales of, any shares of any Fund until such time as they deem it advisable to accept such orders and to make such sales and the Trust shall promptly advise you of such determination.

1.5  You shall prepare and deliver such quarterly reports as requested by the Trust’s Board of Trustees and otherwise from time to time as requested by the Trust. Such reports shall be substantially in the form requested by the Trust.

2.    Duties of the Trust

2.1  The Trust agrees to pay all costs and expenses in connection with the registration of the shares of each Fund under the 1933 Act and all expenses in connection with maintaining facilities for the issue and transfer of the shares of each Fund and for supplying information, prices and other data to be furnished by the Trust hereunder, and all expenses in connection with preparing, printing and distributing the Trust’s prospectuses.

2.2  The Trust agrees to execute any and all documents and to furnish any and all information and otherwise to take all actions which may be reasonably necessary in the discretion of the Trust’s officers to comply with state securities laws pertaining to the sale of the shares of each Fund, and the Trust agrees to pay all expenses which may be incurred in connection with such compliance. You shall pay all expenses connected with your own qualification as a dealer under state or Federal laws and, except as otherwise specifically provided in this Agreement, all other expenses incurred by you in connection with the sale of the shares of each Fund as contemplated in this Agreement.

2.3  The Trust shall furnish you upon request with: (a) annual audited reports of the Trust’s books and accounts made by independent public accountants regularly retained by the Trust; and (b) semi-annual reports prepared by the Trust.

3.    Representations and Warranties

3.1  The Trust represents to you that all registration statements and prospectuses filed by the Trust with the Commission under the 1933 Act and the 1940 Act with respect to the shares of any Fund have been prepared in conformity with the requirements of these Acts and rules and regulations of the Commission thereunder. As used in this Agreement, the terms “registration statement” and “prospectus” shall mean any registration statement and prospectus filed with the Commission and any amendments and supplements thereto which at any time shall have been filed with the Commission. The Trust represents and warrants to you that any registration statement and prospectus, when such registration statement becomes effective, will contain all statements required to be stated therein in conformity with the 1933 Act and the 1940 Act and the rules and regulations of the Commission; that all statements of fact contained in any such registration statement and prospectus will be true and correct in all material respects when such registration statement becomes effective; and that neither any registration statement nor any prospectus when such registration statement becomes effective will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

4.    Effectiveness of Registration

No shares of a Fund shall be offered by either you or the Trust under any of the provisions of this Agreement and no orders for the purchase or sale of such shares hereunder shall be accepted by the Trust if and so long as the effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the 1933 Act or the 1940 Act or if and so long as a current prospectus as required by Section 10 of the 1933 Act is not on file with the Commission; provided, however, that nothing contained in this paragraph 4 shall in any way restrict or have an application to or bearing upon the Trust’s obligation to repurchase shares of the Trust from any shareholder in accordance with the provisions of the Trust’s prospectus or Declaration of Trust.

5.    Indemnification

5.1  The Trust authorizes you to use any prospectus in the form furnished to you from time to time, in connection with the sale of the shares of the Funds. To the extent permitted by law, the Trust agrees to indemnify, defend and hold you, your several officers and directors, and any person who controls you within the meaning of Section 15 of the 1933 Act free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which you, your officers and directors, or any such controlling person, may incur under the 1933 Act or under common law or otherwise, arising out of or based upon any untrue statement, or alleged untrue statement, of a material fact contained in any registration statement or any prospectus or arising out of or based upon any omission, or alleged omission, to state a material fact required to be stated in either any registration statement or any prospectus or necessary to make the statements in either thereof not misleading; provided, however, that the Trust’s agreement to indemnify you, your officers or directors, and any such controlling person shall not be deemed to cover any claims, demands, liabilities or expenses arising out of any untrue statement or alleged untrue statement or omission or alleged omission made in any registration statement or prospectus in reliance upon and in conformity with written information furnished to the Trust by you specifically for use in the preparation thereof. The Trust’s agreement to indemnify you, your officers and directors, and any such controlling persons is expressly conditioned upon the Trust being notified of any action brought against you, your officers or directors, or any such controlling person, such notification to be given by letter or by telegram addressed to the Trust at its principal office in Los Angeles, California, as soon as reasonably practicable after the summons or other first legal process shall have been served. The failure to so notify the Trust of any such action shall not relieve the Trust from any liability which the Trust may have to the person against whom such action is brought by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of the Trust’s indemnity agreement contained in this paragraph 5.1. The Trust will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, such defense shall be conducted by counsel of good standing chosen by the Trust and approved by you. In the event the Trust elects to assume the defense of any such suit and retain counsel of good standing approved by you, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Trust does not elect to assume the defense of any such suit, or in case you reasonably do not approve of counsel chosen by the Trust, the Trust will reimburse you, your officers and directors, or the controlling person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by you or them. The Trust’s indemnification agreement contained in this paragraph 5.1 and the Trust’s representations and warranties in this agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of you, your officers and directors, or any controlling person, and shall survive the delivery of any shares of the Trust. This agreement of indemnity will inure exclusively to your benefit, to the benefit of your several officers and directors, and their respective estates, and to the benefit of any controlling persons and their successors. The Trust agrees promptly to notify you of the commencement of any litigation or proceedings against the Trust or any of its officers or trustees in connection with the issue and sale of any of the Trust’s shares.

5.2  You agree to indemnify, defend and hold the Trust, its several officers and trustees, and any person who controls the Trust within the meaning of Section 15 of the 1933 Act free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Trust, its officers or trustees, or any such controlling person, may incur under the 1933 Act or under common law or otherwise, but only to the extent that such liability or expense incurred by the Trust, its officers or trustees, or such controlling person resulting from such claims or demands, shall arise out of or be based upon: (a) any untrue, or alleged untrue, statement of a material fact contained in information furnished in writing by you to the Trust specifically for use in the Trust’s registration statement and used in the answers to any of the items of the registration statement or in the corresponding statements made in the prospectus; (b) any omission, or alleged omission, to state a material fact in connection with such information furnished in writing by you to the Trust and required to be stated in such answers or necessary to make such information not misleading; (c) any sales literature, advertisements, information, statements or representations issued or made by you without the prior written consent of the Trust. Your agreement to indemnify the Trust, its officers and trustees, and any such controlling person is expressly conditioned on your being notified of any action brought against the Trust, its officers or trustees, or any such controlling person, such notification to be given by letter or telegram addressed to you at your principal office in Los Angeles, California, as soon as reasonably practicable after the summons or other first legal process shall have been served. You shall have the right to control the defense of such action, with counsel of your own choosing, satisfactory to the Trust, if such action is based solely upon such alleged misstatement or omission on your part, and in any other event the Trust, its officers or trustees or such controlling person shall each have the right to participate in the defense or preparation of the defense of any such action. The failure to so notify you of any such action shall not relieve you from any liability which you may have to the Trust, its officers or trustees, or to such controlling person by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of your indemnity agreement contained in this paragraph 5.2.

6.    Notice to TCW Brokerage Services

The Trust agrees to advise you immediately in writing:

(a)  of any request by the Commission for amendments to the registration statement or prospectus then in effect or for additional information;

(b)  in the event of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or prospectus then in effect or the initiation of any proceeding for that purpose;

(c)  of the happening of any event which makes untrue any statement of a material fact made in the registration statement or prospectus then in effect or which requires the making of a change in such registration statement or prospectus in order to make the statements therein not misleading; and

(d)  of all action of the Commission with respect to any amendments to any registration statement or prospectus which may from time to time be filed with the Commission.

Provided, however, that informal action or requests by its staff shall not be deemed to be action or requests by the Commission for the purpose of this paragraph 6.

7.    Fees

The Trust, on behalf of each Fund, agrees to pay you a fee at the annual rate of 0.25% per annum of each Fund’s average daily net assets for services rendered by you and others with respect to such Fund upon the terms and conditions set forth in the Distribution and Service Plan with respect to such Fund (the “Plan”). You shall provide to the Trust’s Board of Trustees, at least quarterly, a written report of the amounts paid to third parties and the purposes for which such payments were made.

8.    Term

This Agreement shall continue with respect to a Fund until                              , 2003 and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by (i) a majority of the Trust’s Board of Trustees or (ii) a vote of a majority (as defined in the 1940 Act) of a Fund’s outstanding voting securities, provided that in either event the continuance also is approved by a majority of the Trust’s trustees who are not “interested persons” (as defined in the 1940 Act) of the Trust and who have no direct or indirect financial interest in the Plan or this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable with respect to a Fund without penalty, on not less than 60 days’ written notice, by a vote of a majority of the Trust’s Board of Trustees, by vote of holders of a majority of the Fund’s shares, or by you. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act).

9.    Governing Law

This Agreement shall be construed under the laws of the State of California.

10.  Counterparts

This Agreement may be executed in counterparts, each of which shall be deemed an original.

11.  Headings

The headings of the sections and paragraphs of this Agreement are for convenience or reference only and are not considered in construing the terms and provisions of this Agreement.

Please confirm that the foregoing is in accordance with your understanding by indicating your acceptance hereof at the place below indicated, whereupon it shall become a binding agreement between us.

Yours very truly, TCW PREMIER FUNDS

By:

Accepted: TCW BROKERAGE SERVICES

By:

EXHIBIT A

TCW PREMIER FUNDS

TCW Premier Opportunity Fund
TCW Premier Value Opportunities Fund